UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2010

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On September 7, 2010, Hansen Medical, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accountant. The dismissal of PwC was approved by the Audit Committee of the Board of Directors of the Company.

Except as noted in the following sentence, the reports of PwC on the financial statements of the Company as of and for the fiscal years ended December 31, 2008 and 2009 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. PwC’s report on the financial statements of the Company as of and for the fiscal year ended December 31, 2009 contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 2008 and 2009 and through September 7, 2010, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of such disagreements in its reports on the Company’s consolidated financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K other than:

At December 31, 2008 and 2009, and during the interim periods of 2008, 2009 and 2010, the Company reported material weaknesses in internal control over financial reporting related to the Company’s control environment, information and communication, revenue recognition process, and, at December 31, 2009 and during the interim periods for 2010, material weaknesses in internal control over financial reporting related to complex arrangements. These material weaknesses resulted in material errors and the restatement of the Company’s financial statements for the fiscal year ended December 31, 2007, annual and interim financial statements for the fiscal year ended December 31, 2008 and interim financial statements for the first and second quarters during the fiscal year ended December 31, 2009, and resulted in audit adjustments to the Company’s financial statements for the fiscal year ended December 31, 2009, impacting revenue, cost of goods sold, other income, accounts receivable, deferred cost of goods sold and deferred revenue accounts. The Company’s Audit Committee discussed these material weaknesses with PwC and has authorized PwC to respond fully to inquiries of the successor independent registered public accountant concerning these matters.

The Company has provided PwC with a copy of the above disclosures prior to its filing with the Securities and Exchange Commission (“SEC”) and requested PwC to furnish the Company with a letter addressed to the SEC stating whether PwC agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of PwC’s letter dated September 13, 2010 is attached hereto as Exhibit 16.1 to this Form 8-K.

Based on the Audit Committee’s approval, the Company engaged Deloitte & Touche LLP (“Deloitte”) on September 13, 2010, as the Company’s independent registered public accountant for the fiscal year ending December 31, 2010. During the Company’s two most recent fiscal years ended December 31, 2008 and 2009 and through September 13, 2010, neither the Company nor anyone on its behalf consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively, of Regulation S-K.

[Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter of PricewaterhouseCoopers LLP dated September 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: September 13, 2010	/S/ PETER OSBORNE
Peter Osborne Interim Chief Financial Officer